Exhibit 3(ii)

                                     BY-LAWS

                              CH ENERGY GROUP, INC.

                             POUGHKEEPSIE, NEW YORK

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                                     BY-LAWS

                              CH ENERGY GROUP, INC.

                             POUGHKEEPSIE, NEW YORK

                                      INDEX


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ARTICLE I       MEETINGS OF SHAREHOLDERS

Section 1.1     Annual Meetings.........................................     1
Section 1.2     Special Meetings........................................     1
Section 1.3     Place of Meetings.......................................     1
Section 1.4     Presiding at Meetings...................................     1
Section 1.5     Quorum..................................................     1
Section 1.6     Adjournment.............................................     2
Section 1.7     Notice of Meetings......................................     2
Section 1.8     Waiver and Consent......................................     2
Section 1.9     Fixing Record Date......................................     3
Section 1.10    List of Shareholders at Meetings........................     3
Section 1.11    Proxies.................................................     3
Section 1.12    Notice of Shareholder Business and Nominations..........     4
Section 1.13    Inspectors of Elections.................................     6
Section 1.14    Vote of Shareholders....................................     7

ARTICLE II      BOARD OF DIRECTORS

Section 2.1     Number of Directors.....................................     7
Section 2.2     Elections, Terms and Vacancies..........................     7
Section 2.3     Meetings of the Board...................................     8
Section 2.4     Notice and Adjournment..................................     8


                                     (i)


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ARTICLE II      BOARD OF DIRECTORS (Continued)

Section 2.5     Quorum..................................................     9
Section 2.6     Unanimous Written Consent...............................     9
Section 2.7     Resignation of Directors................................     9
Section 2.8     Removal of Directors....................................     9
Section 2.9     Compensation of Directors...............................     9
Section 2.10    Time and Place of Meetings..............................    10
Section 2.11    Special Meetings........................................    10
Section 2.12    Telephonic Meetings.....................................    10

ARTICLE III     COMMITTEES

Section 3.1     Organization and Authority..............................    10
Section 3.2     Executive Committee.....................................    11
Section 3.3     Action by a Committee...................................    11
Section 3.4     Quorum..................................................    11
Section 3.5     Reports to Board of Directors...........................    11
Section 3.6     Compensation of Committee Members.......................    11
Section 3.7     Resignation and Removal of Committee Members............    11
Section 3.8     Unanimous Written Consent...............................    12
Section 3.9     Place of Committee Meetings.............................    12
Section 3.10    Notice..................................................    12

ARTICLE IV      OFFICERS AND THEIR DUTIES

Section 4.1     Officers................................................    12
Section 4.2     Term of Office; Resignation; Removal; Vacancies.........    12
Section 4.3     Powers and Duties.......................................    13
Section 4.4     Salaries................................................    13
Section 4.5     Chairman................................................    13
Section 4.6     Vice Chairman...........................................    14
Section 4.7     President...............................................    14
Section 4.8     Vice President..........................................    14
Section 4.9     Secretary...............................................    14
Section 4.10    Treasurer...............................................    15
Section 4.11    Controller..............................................    15
Section 4.12    Other Officers..........................................    15


                                    (ii)


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ARTICLE V       SHARES CERTIFICATED SHARES

Section 5.1     Certificates, Registrar and Transfer Agent..............    16
Section 5.2     Authorization of Facsimile Signatures and Seal..........    16
Section 5.3     Transfer of Certificated Shares.........................    16
Section 5.4     Lost, Stolen or Destroyed Share Certificates............    16

ARTICLE VI      INDEMNIFICATION

Section 6.1     General Applicability...................................    16
Section 6.2     Scope of Indemnification................................    17
Section 6.3     Other Indemnification Provisions........................    17
Section 6.4     Survival of Indemnification.............................    18
Section 6.5     Inability to Limit Indemnification......................    18
Section 6.6     Severability............................................    18

ARTICLE VII     OTHER MATTERS

Section 7.1     Books to be Kept........................................    18
Section 7.2     Corporate Seal..........................................    19
Section 7.3     When Notice or Lapse of Time Unnecessary................    19
Section 7.4     Contracts, etc., How Executed...........................    19
Section 7.5     Loans...................................................    19
Section 7.6     Deposits................................................    20
Section 7.7     General and Special Bank Accounts.......................    20
Section 7.8     Fiscal Year.............................................    20

ARTICLE VIII    AMENDMENTS TO BY-LAWS

Section 8.1     By Directors............................................    20
Section 8.2     By Shareholders.........................................    20


                                      (iii)


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                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

      SECTION 1.1 ANNUAL MEETINGS

      The annual meeting of the shareholders, for the election of directors and the transaction of such other business as may be brought before the meeting, shall be held each year on the fourth Tuesday in April (or if said day be a legal holiday, then on the next succeeding business day), at such time of day as the directors may determine, or at such other date and time as shall be determined by the Board of Directors.

      SECTION 1.2 SPECIAL MEETINGS

      Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special shareholders' meetings may be called by holders of a majority of the votes of the outstanding shares of common stock of the Corporation entitled to vote or act with respect thereto upon the business to be brought before such meeting, or by the Chairman of the Board and Chief Executive Officer pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. At any special meeting, only such business may be transacted which is related to the purpose(s) set forth in the notice of such special meeting given pursuant to Section 1.7 of these By-Laws.

      SECTION 1.3 PLACE OF MEETINGS

      Shareholders' meetings shall be held at the principal office of the Corporation or at such other place as designated by the Board and stated in the notice of such meeting.

      SECTION 1.4 PRESIDING AT MEETINGS

      At all shareholders' meetings, the Chairman of the Board and Chief Executive Officer, Vice Chairman, the President or a Vice President, shall act as Chairman of the meeting as provided for in Sections 4.5, 4.6, 4.7 and 4.8 and the Secretary or Assistant Secretary shall act as Secretary of the meeting as provided for in Section 4.10.

      SECTION 1.5 QUORUM

      Holders of a majority of the votes of the shares of the Corporation entitled to vote must be present, in person or by proxy, at each shareholders' meeting to constitute a quorum at such meeting. When a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.


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      Except as may be provided by or pursuant to the Certificate of
Incorporation, at all shareholders' meetings each shareholder entitled to vote shall be entitled to one vote for each share held by him or her, and may vote and otherwise act either in person or by proxy, as provided for in Section 1.11.

      SECTION 1.6 ADJOURNMENT

      The Chairman of the meeting, or a majority of the shares so represented at the meeting, may adjourn the meeting despite the absence of a quorum. When a shareholders' meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this
Section 1.6.

      SECTION 1.7 NOTICE OF MEETINGS

      Written notice of the date, time and place of every shareholders' meeting shall be given personally, or by first class mail (not less than ten (10) nor more than sixty (60) days before the date of the meeting) or by third class mail (not less than twenty-four (24) nor more than sixty (60) days before the date of the meeting) or as otherwise may be permitted by law, to each shareholder of record as of the date fixed by the Board, pursuant to Section 1.9 hereof, and such other notice shall be given as may be required by law.

      Notice of a special shareholders' meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose(s) for which the meeting is called.

      If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the shareholders' list or record, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

      An affidavit of the Secretary of the Corporation or other person giving the notice or of a transfer agent of the Corporation that the notice required by this Section 1.7 has been given shall be supplied at the meeting to which it relates.

      SECTION 1.8 WAIVER AND CONSENT

      Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without objecting to the lack of notice of such


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meeting prior to the conclusion of the meeting, shall constitute a waiver of notice by such shareholder.

      The transactions of any shareholders' meeting, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof.

      All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Executors, administrators, guardians, trustees, and other fiduciaries entitled to vote shares may sign such waivers, consents and approvals.

      SECTION 1.9 FIXING RECORD DATE

      For the purpose of determining the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before the date of such action.

      SECTION 1.10 LIST OF SHAREHOLDERS AT MEETINGS

      A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any shareholders' meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

      SECTION 1.11 PROXIES

      (a) Generally. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation or by telephone or electronic transmission as permitted by law. Any executor, administrator, guardian, trustee or other fiduciary may give proxies.


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      (b) Term of Proxies. A proxy is not valid after the expiration of eleven
(11) months from the date of its execution, unless the length of time for which such proxy is to continue in force is otherwise specified therein, which in no case shall exceed seven (7) years from the date of its execution.

      (c) Revocation and Suspension of Proxies. Any proxy duly executed continues in full force and effect and is not revoked until an instrument revoking it, or until a duly executed proxy bearing a later date, is filed with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Corporation. Notwithstanding that a valid proxy is outstanding, if the person executing the proxy is present at the meeting and elects to vote in person, then the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest (which states that fact on its face).

      (d) Voting by Two or More Proxies. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies. If only one such proxy is present, such proxy may vote all the shares, and all the shares standing in the name of the principal(s) for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees, or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

      (e) Directors' Determination of Execution and Use of Proxies. The Board may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

      SECTION 1.12 NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

      A. Annual Shareholders' Meetings

      (1) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual shareholders' meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.12 who is entitled to vote at the meeting and who complies with the notice of procedures set forth in this Section 1.12.

      (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph A.(1) of this Section 1.12, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other


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business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

      (3) Notwithstanding anything in the second sentence of paragraph A.(2) of this Section 1.12 to the contrary, in the event that the number of Directors to be elected to the Board of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by paragraph A. of Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      B. Special Shareholders' Meetings

      Only such business shall be conducted at a special shareholders' meeting as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special shareholders' meeting at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that Directors shall be


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elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 1.12 who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special shareholders' meeting for the purpose of electing one or more Directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph A.(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement or other disclosure (in a public filing or otherwise) is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

      C. General

      (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as Directors and only such business shall be conducted at a shareholders' meeting as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 1.12. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this Section 1.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 of Article I shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

      SECTION 1.13 INSPECTORS OF ELECTIONS

      The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees,


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agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

      SECTION 1.14 VOTE OF SHAREHOLDERS

      Subject to the rights of holders of any series of Preferred Stock, Directors shall, except as otherwise required by law or by the Restated Certificate of Incorporation or by a specific provision of these By-Laws adopted by the shareholders, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Subject to the rights of holders of any series of Preferred Stock, whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Restated Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

                                   ARTICLE II
                               BOARD OF DIRECTORS

      SECTION 2.1 NUMBER OF DIRECTORS

      The affairs of this Corporation shall be managed by no less than one (1) nor more than twenty-five (25) Directors as fixed by resolution adopted by a majority of the entire Board. Each Director shall be at least 18 years of age. No person who has reached age 72 shall stand for election as a Director.

      SECTION 2.2 ELECTIONS, TERMS AND VACANCIES

      At the first annual meeting of shareholders following the adoption of the Restated Certificate of Incorporation of the Corporation, or any special meeting in lieu thereof, the Board shall be divided into three classes designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of Directors constituting the entire Board permits. Class I, Class II and Class III Directors shall be elected for terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual shareholders' meeting after such first annual (or special) meeting of shareholders following the adoption of the Restated Certificate of Incorporation of the Corporation, the


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Directors chosen to succeed those in the class whose terms then expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term for which one or more may be nominated in a particular case in order to assure that the number of Directors in each class shall be appropriately constituted and until their respective successors are elected and qualified. Newly created Directorships or any decrease in Directorships resulting from increases or decreases in the number of Directors shall be so apportioned among the classes of Directors as to make all the classes as nearly equal in number as possible. Vacancies on the Board at any time may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of Directors is in the regular order of business, and until his or her successor has been elected and qualified.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Stock (other than the Common Stock) shall have the right, voting separately by class or series, to elect Directors at an annual or special shareholders' meeting, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by any terms of the Restated Certificate of Incorporation of the Corporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this
Section 2.2 unless expressly provided by such terms.

      SECTION 2.3 MEETINGS OF THE BOARD

      An annual meeting of the Board shall be held in each year as soon as practicable after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. No notice need be given of annual or regular meetings of the Board.

      SECTION 2.4 NOTICE AND ADJOURNMENT

      Notice of each special meeting of the Board shall be given to each Director either by mail not later than noon, New York time, on the fifth (5) business day prior to the meeting or by telegram, by facsimile transmission, by written message or orally to the Directors not later than noon, New York time, on the day prior to the meeting. Notices shall be deemed to have been given by mail when deposited in the United States mail, by telegram at the time of filing, by facsimile transmission upon confirmation of receipt, and by messenger at the time of delivery by the messenger. Notices by mail, telegram, facsimile transmission or messenger shall be sent to each Director at the address or facsimile number designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address. Notice of a meeting of the Board need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting of the Board. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above


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to the Directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

      SECTION 2.5 QUORUM

      Unless a greater quorum is required by law, a majority of the number of Directors at the time serving on the Board shall constitute a quorum for the transaction of business, or of any specified item of business, provided, however, that a quorum shall not consist of less than one-third of the entire Board. Except where otherwise provided by law or in the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of the Directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

      SECTION 2.6 UNANIMOUS WRITTEN CONSENT

      Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

      SECTION 2.7 RESIGNATION OF DIRECTORS

      Any Director of the Corporation may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

      SECTION 2.8 REMOVAL OF DIRECTORS

      Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by a vote of the shareholders entitled to vote thereon.

      SECTION 2.9 COMPENSATION OF DIRECTORS

      Members of the Board shall receive such fees and compensation as fixed from time to time by the Board and shall be reimbursed for reasonable expenses for attending Board meetings. In the event of brief unscheduled Board meetings or Board meetings called on short notice, the Chairman of the Board and Chief Executive Officer may decide to hold the meeting by conference telephone or similar communications equipment or permit a member of the Board to attend the meeting by such means, in which case each director participating in the meeting by such teleconference shall be compensated at 75% of the then normal fee applicable to such meeting.


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      SECTION 2.10 TIME AND PLACE OF MEETINGS

      Meetings of the Board shall be held in such month on such day at such hour and at such place as the Board may from time to time direct.

      SECTION 2.11 SPECIAL MEETINGS

      Special meetings of the Board may be held on the call of the Chairman of the Board and Chief Executive Officer or the Secretary or upon written request of a majority of the Directors at the time serving on the Board addressed to the Secretary.

      SECTION 2.12 TELEPHONIC MEETINGS

      In the event it is necessary to obtain a quorum, at the discretion of the Chairman of the Board and Chief Executive Officer and the presiding committee Chairman, any one or more members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE III
                                   COMMITTEES

      SECTION 3.1 ORGANIZATION AND AUTHORITY

      The Board, by resolution adopted by a majority of the entire Board, may designate from among its members, such committees as the Board may from time to time determine, including the committee created by Section 3.2 of this Article III, each consisting of three or more Directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to (1) the submission to shareholders of any action that needs shareholders' approval; (2) the filling of vacancies in the Board or in any committee thereof; (3) the fixing of compensation of the Directors for serving on the Board or on any committee thereof; (4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; (5) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; (6) the fixing or changing of the size of the Board; or (7) the removal or indemnification of Directors. In the event of the absence of any member(s) from a meeting of a committee, replacements may be made from Directors designated as alternate members of such committee by the Board. The Chairman of the Board and Chief Executive Officer, or in his absence or should he so direct, the President, or a Vice President, if such officers are members of the committee, shall preside at meetings of the committee, otherwise the presiding officer shall be designated by majority vote of the committee. Vacancies in the membership of the committee shall be filled by the Board at a regular or special meeting of the Board. Unless the Board otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business.

      SECTION 3.2 EXECUTIVE COMMITTEE

      The Board, by resolution adopted by a majority of the entire Board, may designate three or more of the directors, together with the Chairman of the Board and Chief Executive Officer, to constitute an Executive Committee, to serve at the pleasure of the Board, which Committee shall during the intervals between meetings of the Board, unless limited by the resolution appointing such Committee, have authority to exercise all or any of the powers of the Board in the management of the affairs of the Corporation, insofar as such powers may lawfully be delegated or as set forth in these By-Laws. The Board may designate one or more Directors as alternate members of such Committee, who may replace any absent member or members at any meeting of such Committee.

      SECTION 3.3 ACTION BY A COMMITTEE

      The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no individual powers as such. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

      SECTION 3.4 QUORUM

      A majority of the members of a committee shall constitute a quorum.

      SECTION 3.5 REPORTS TO BOARD OF DIRECTORS

      Each such committee shall keep a record of its proceedings and make reports to the Board at its next regular meeting.

      SECTION 3.6 COMPENSATION OF COMMITTEE MEMBERS

      Members of committees of the Board shall receive such fees and compensation as fixed from time to time by the Board and shall be reimbursed for reasonable expenses for attending committee meetings. In the event of brief unscheduled committee meetings or committee meetings called on short notice, the Chairman of the Board and Chief Executive Officer and the presiding committee Chairman may decide to hold the meeting by conference telephone or similar communications equipment or permit a member of the committee to attend the meeting by such means, in which case each director participating in the meeting by such teleconference shall be compensated at 75% of the then normal fee applicable to such meeting.

      SECTION 3.7 RESIGNATION AND REMOVAL OF COMMITTEE MEMBERS

      Any member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board and Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein. Committee members may be removed by action of the Board, with or without cause.

      SECTION 3.8 UNANIMOUS WRITTEN CONSENT

      Any action authorized in writing, by all of the members of a committee and filed with the minutes of the Corporation shall be the act of that committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of such committee.

      SECTION 3.9 PLACE OF COMMITTEE MEETINGS

      Meetings of each committee shall be held in such month on such day at such hour and at such place as such committee may from time to time direct.

      SECTION 3.10 NOTICE

      Unless otherwise provided by resolution of the Board or by vote of a majority of the members of the relevant committee, notice of committee meetings shall be given in the same manner as notice of special meetings of the Board is to be given under Section 2.4 of these By-Laws.

                                   ARTICLE IV
                            OFFICERS AND THEIR DUTIES

      SECTION 4.1 OFFICERS

      The Board, at its regular annual meeting, shall elect or appoint from their number a Chairman of the Board and Chief Executive Officer, the Chairmen of Committees of the Board and may elect or appoint a Vice Chairman of the Board and Vice Chairmen of Committees of the Board, which officers shall be officers of the Board; and it shall elect or appoint a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller which officers shall be officers of the Corporation. Each of said officers, subject to the provisions of Sections 4.2 and 4.3 hereof, shall hold office, if elected, until the meeting of the board following the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified, or, if appointed, for the term specified in the resolution appointing him or her and until his or her successor has been elected or appointed. Any two or more offices may be held by the same person. Should any of the officers of the Board cease to be a director, he shall ipso facto cease to be such officer.

      SECTION 4.2 TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES

      Except as otherwise provided in the resolution of the Board electing or appointing any officer, all officers shall be elected or appointed to hold office until the meeting of the Board following the next succeeding annual meeting of shareholders. Each officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified. Any officer may resign at any time by giving written notice to the Board, to the Chairman of the Board and Chief Executive Officer, if any, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

      SECTION 4.3 POWERS AND DUTIES

      The officers of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board. Securities of other companies held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman of the Board and Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

      SECTION 4.4 SALARIES

      Salaries of all officers of the Corporation shall be fixed by the Board from time to time; and salaries of all other employees of the Corporation shall be regulated by the Chief Executive Officer.

      SECTION 4.5 CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

      The Chairman of the Board and Chief Executive Officer shall, when present, preside at all meetings of the shareholders and the Board. He shall be Chairman of the Executive Committee. He shall be responsible for direction of the policy of the Board and shall have the power and perform the duties necessary to implement such responsibility. If the office of the Chairman of the Board and Chief Executive Officer is vacated due to the incumbent's death, retirement, or inability to act, or should the Board elect to leave such office vacant, the Board shall fill such vacancy as defined in Section 2.2 of these By-Laws. At his option, the Chairman of the Board may exercise any of the President's power and duties provided for in Section 4.7. If the Chairman of the Board and Chief Executive Officer is unable to perform the duties as identified herein for reasons other than those defined herein on a short-term basis, he may delegate the powers contained herein to an existing member of the Board and designate such individual to serve in the capacity of Chairman of the Board and Chief Executive Officer until his return.

      SECTION 4.6 VICE CHAIRMAN

      The Vice Chairman shall do and perform all such duties as shall be assigned to him or her by the Chairman of the Board and Chief Executive Officer or required by the Board.

      SECTION 4.7 PRESIDENT

      In the absence of a Chairman of the Board or should the Chairman of the Board so direct, the President shall preside at meetings of the shareholders and of the Board at which he or she shall be present. In the case of the Chairman of the Board having been designated as Chief Executive Officer, the President shall (subject to the direction of the Chairman of the Board) exercise general control and supervision over all the affairs of the Corporation and generally do and perform those duties as usually appertain to the office of the President, or which may be assigned to him or her by the Board or Chairman of the Board. Should there be no Chairman of the Board or should the President be designated Chief Executive Officer of the Corporation, the President shall have general and active management of the business of the Corporation and shall see that all orders and policies of the Board are carried into effect. If the office of the Chairman of the Board is vacated, due to the incumbent's death, retirement, or inability to act, or should the Directors elect to leave such office vacant, the President shall be the Chief Executive Officer and shall assume all the duties as outlined in Section 4.5, until directed otherwise by the Board.

      SECTION 4.8 VICE PRESIDENT

      The Vice Presidents, respectively, shall do and perform all such duties as shall be assigned to them by the Chairman of the Board and Chief Executive Officer, the President or required of them by the Board. If designated by the Board as a member of the Executive Committee, a Vice President shall perform the duties of President in case of the President's absence or inability to act or in case of a vacancy in that office. An Assistant Vice President in the absence or disability of a Vice President may at the discretion of the Chairman of the Board and Chief Executive Officer or the President perform the duties of a Vice President and shall perform such other duties as may be assigned to him or her.

      SECTION 4.9 SECRETARY

      It shall be the duty of the Secretary to keep and attest true records of the proceedings of all meetings of the Board and Executive Committee, to see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law and safely keep and account for all documents, papers and property of the Corporation which may come into his or her possession. He or she shall be the custodian of the Corporate Seal of the Corporation and shall affix and attest the same whenever it is necessary and proper so to do, and shall perform such other duties as may be assigned to him or her by the Board. In the absence or disability of the Secretary, an Assistant Secretary or any Vice President shall perform his or her duties and such other duties as may be assigned to him or her.

      SECTION 4.10 TREASURER

      The Treasurer shall have the custody of all money, funds and securities of the Corporation. He or she shall furnish such security for the faithful performance of his or her duties as may be required by the Board. He or she shall receive all money due to the Corporation and deposit the same in its corporate name in such banks or trust companies as the Board shall determine. He or she shall sign all checks, drafts or orders for the payment of money; and perform such other duties as may be required of him or her by the Board. An Assistant Treasurer shall, in the absence or disability of the Treasurer, perform his or her duties and such other duties as may be assigned to him or her. In the absence or disability of the Treasurer and Assistant Treasurers, any Vice President shall perform his or her duties and such other duties as may be assigned to him or her. The Treasurer shall, when directed by the Board, open special accounts in the Corporation's depositories; all checks, drafts or orders for the payment of money out of such special accounts shall be signed in such manner and by such officers or employees of the Corporation as the Board shall designate; such checks, drafts or orders for the payment of money shall also be signed, if, as and when so directed by resolution of the Board, by such persons and in such manner as the Board shall determine.

      SECTION 4.11 CONTROLLER

      The Controller shall:

      (a) Keep at the office of the Corporation correct books of account of all its business and transactions;

      (b) Exhibit at all reasonable times his or her books of accounts and records to any of the directors upon application during business hours at the office of the Corporation where such books and records are kept;

      (c) Render a full statement of the financial condition of the Corporation whenever requested so to do by the Board, the Chairman of the Board and Chief Executive Officer; and

      (d) In general, perform such duties as may be from time to time assigned to him or her by the Board, the Chairman of the Board and Chief Executive Officer.

      SECTION 4.12 OTHER OFFICERS

      Other officers, including one or more additional Vice Presidents, may from time to time be appointed by the Board or by any officer or committee upon whom a power of appointment may be conferred by the Board, which other officers shall have such powers and perform such duties as may be assigned to them by the Board, the Chairman of the Board and Chief Executive Officer and shall hold office for such terms as may be designated by the Board or the officer or committee appointing them.

                                    ARTICLE V
                                     SHARES
                               CERTIFICATED SHARES

      SECTION 5.1 CERTIFICATES, REGISTRAR AND TRANSFER AGENT

      Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board. The certificates shall be numbered, as nearly as may be, in the order of their issue and shall be signed by the Chairman of the Board and Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation.

      SECTION 5.2 AUTHORIZATION OF FACSIMILE SIGNATURES AND SEAL

      The signatures of the officers upon a certificate, and the seal of the Corporation, may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than Corporation itself or its employee.

      SECTION 5.3 TRANSFER OF CERTIFICATED SHARES

      Shares of the capital stock of the Corporation shall be transferable by the holder thereof in person or by duly authorized attorney upon surrender of the certificate or certificates for such shares properly endorsed. Every certificate of stock exchanged or returned to the Corporation shall be appropriately canceled. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation. The Board may make such other and further rules and regulations as they may deem necessary or proper concerning the issue, transfer and registration of stock certificates.

      SECTION 5.4 LOST, STOLEN OR DESTROYED SHARE CERTIFICATES

      The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Corporation may require the owner of the lost or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                                   ARTICLE VI
                                 INDEMNIFICATION

      SECTION 6.1 GENERAL APPLICABILITY

      Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made, or threatened to be made, a party to or involved in any action, suit or proceeding, whether criminal or civil, administrative or investigative by reason of the fact that such person or such person's testator or intestate is or was a Director or officer of the Corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

      SECTION 6.2 SCOPE OF INDEMNIFICATION

      The Corporation promptly shall advance or reimburse upon request, after receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances of reimbursements, to any person entitled to indemnification hereunder all reasonable expenses, including attorney's fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

      SECTION 6.3 OTHER INDEMNIFICATION PROVISIONS

      Nothing herein shall limit or affect any right of any Director, officer or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise; without affecting or limiting the rights of any Director, officer or other corporate personnel pursuant to this Article VI, the Corporation is authorized to enter into agreements with any of its Directors, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

      Unless limited by resolution of the Board or otherwise, the Corporation shall advance the payment of expenses to the fullest extent permitted by applicable law to, and shall indemnify, any Director, officer or other corporate person who is or was serving at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, whether for profit or not-for-profit, or a partnership, joint venture, trust or other enterprise, whether or not such other enterprise shall be obligated to indemnify such person.

      SECTION 6.4 SURVIVAL OF INDEMNIFICATION

      Anything in these By-Laws to the contrary notwithstanding, no elimination or amendment of this Article VI adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article VI shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

      SECTION 6.5 INABILITY TO LIMIT INDEMNIFICATION

      The Corporation shall not, except by elimination or amendment of this
Article VI in a manner consistent with the preceding Section 6.4 and with the provisions of Article VIII ("Amendments to By-Laws"), take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article
VI. The indemnification of any person provided by this Article VI shall continue after such person has ceased to be a Director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

      SECTION 6.6 SEVERABILITY

      In case any provision in this Article VI shall be determined at any time to be unenforceable in any respect, the other provisions of this Article VI shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its Directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

                                   ARTICLE VII
                                  OTHER MATTERS

      SECTION 7.1 BOOKS TO BE KEPT

      The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and Executive Committee, if any, and (c) a current list of the Directors and officers and their residence addresses. The Corporation shall also keep, at its office located in the County of Dutchess in the State of New York or at the office of its transfer agent or registrar, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. The Board shall, subject to the laws of the State of New York, have power to determine from time to time, whether, to what extent, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account book or document of the Corporation except as conferred by the laws of the State of New York unless and until authorized so to do by resolution of the Board or shareholders of the Corporation.

      SECTION 7.2 CORPORATE SEAL

      The Board may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

      SECTION 7.3 WHEN NOTICE OR LAPSE OF TIME UNNECESSARY

      Whenever for any reason the Corporation or the Board or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

      SECTION 7.4 CONTRACTS, ETC., HOW EXECUTED

      The Board, except as in these By-Laws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credits or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 7.5 LOANS

      No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the vote of the Board. When so authorized, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, company or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When so authorized any officer or agent of the Corporation, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances. The Board may authorize any mortgage or pledge of, or the creation of a security interest in, all or any part of the corporate property, or any interest therein, wherever situated.

      SECTION 7.6 DEPOSITS

      All funds of the Corporation shall be deposited from time to time to its credit in such banks, trust companies or other depositaries as the Board may select, or as may be selected by an officer or officers, agent or agents of the Corporation to whom such power, from time to time, may be delegated by the Board and, for the purpose of such deposit, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by the Chairman of the Board and Chief Executive Officer, President or a Vice President, or the Treasurer or the Secretary, or by any officer, agent or employee of the Corporation to whom any of said officers, or the Board, by resolution, shall have delegated such power.

      SECTION 7.7 GENERAL AND SPECIAL BANK ACCOUNTS

      The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select and may make such special rules and regulations with respect thereto, as it may deem expedient.

      SECTION 7.8 FISCAL YEAR

      The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VIII
                              AMENDMENTS TO BY-LAWS

      SECTION 8.1 BY DIRECTORS

      By-Laws may be adopted, amended, or repealed or new By-Laws may be adopted by the vote of a majority of the entire Board at any regular or special meeting of the Board at which a quorum is present; provided, however, that any adoption of, amendment to or repeal of any new By-Law or provision inconsistent with
Article I (Section 1.2 - "Special meetings", 1.4 - "Presiding at Meetings" or
1.12 - "Notice of Shareholder Business and Nominations"), Article II (Section
2.1 - "Number of Directors", 2.2 - "Elections, Terms and Vacancies" or 2.8 - "Removal of Directors"), Article VI - "Indemnification" or this Article VIII -"Amendments to By-Laws" hereof, if by action of the Board, shall be only upon the approval of not less than two-thirds of the entire Board at any such regular or special meeting of the Board.

      SECTION 8.2 BY SHAREHOLDERS

      By-Laws may be adopted, amended, or repealed by the vote of a majority of the shareholders entitled to vote in the election of any Directors (as herein provided) at any annual or special shareholders' meeting at which a quorum is present, if notice of such proposed action shall have been given in accordance with the notice requirements of Section 1.12 of these By-Laws; provided, however, that any adoption of, amendment to or repeal of any new

By-Laws or provision inconsistent with Article I (Section 1.2 -"Special meetings", 1.4 - "Presiding at Meetings" or 1.12 - "Notice of Shareholder Business and Nominations"), Article II (Section 2.1 - "Number of Directors", 2.2
- - "Elections, Terms and Vacancies" or 2.8 - "Removal of Directors"), Article VI - - "Indemnification" or this Article VIII - "Amendments to By-Laws" hereof, if by action of shareholders, shall be only upon the affirmative vote of not less than 80% of the shares entitled to vote thereon at such annual or special shareholders' meeting at which any such action is proposed.

11/10/98
Amended effective 11/2/99 & Adopted Retroactive to 9/23/98
Amended 11/19/99, 12/17/99, 2/04/00, 3/24/00, 11/17/00,
9/27/02, 12/20/02

By-Laws or provision inconsistent with Article I (Section 1.2 -"Special meetings", 1.4 - "Presiding at Meetings" or 1.12 - "Notice of Shareholder Business and Nominations"), Article II (Section 2.1 - "Number of Directors", 2.2
- - "Elections, Terms and Vacancies" or 2.8 - "Removal of Directors"), Article VI - - "Indemnification" or this Article VIII - "Amendments to By-Laws" hereof, if by action of shareholders, shall be only upon the affirmative vote of not less than 80% of the shares entitled to vote thereon at such annual or special shareholders' meeting at which any such action is proposed.

      I, Lincoln E. Bleveans, Corporate Secretary of CH Energy Group, Inc. do hereby certify that the foregoing is a full, true and correct copy of the by-laws of said Corporation as in effect at the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand as Corporate Secretary of said Corporation and hereunto affixed its corporate seal this ____ day of ________, 2003.


                                             [Sgd]
                                                  ------------------------------
                                                 Corporate Secretary

      I, Lincoln E. Bleveans, Corporate Secretary of CH Energy Group, Inc. do hereby certify that the foregoing is a full, true and correct copy of the by-laws of said Corporation as in effect at the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand as Corporate Secretary of said Corporation and hereunto affixed its corporate seal this ___ day of _________, 2003.


                                             [Sgd] Lincoln E. Bleveans
                                                  ------------------------------
                                                  Corporate Secretary